UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2018

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-53078	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Ste. 100 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 552-4452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

Effective July 16, 2018, the Company and Hankey Capital LLC (“Hankey Capital”) have entered into an amendment (the “Amendment”) to the Securities Purchase Agreement dated as of June 11, 2018 (the “Purchase Agreement”). Pursuant to the Amendment, in lieu of loaning the Company $2,000,000 at the closing, Hankey Capital will provide a credit facility to the Company of $2,000,000 to be drawn down by the Company upon notice to Hankey Capital. Each draw will be evidenced by a convertible secured note on the same terms as described in the Company’s Current Report on Form 8-K filed on June 12, 2018 (the “June Current Report”) except each note will be dated the date of the applicable draw and will bear interest from the date of the draw. The purpose of the Amendment is to reduce the interest expense to the Company. The Amendment is attached as Exhibit 10.1 to this Report and the summary description of the terms of the Amendment contained herein is qualified in its entirety by reference to Exhibit 10.1.

Item 3.02.	Unregistered Sales of Equity Securities

On July 16, 2018, the Company issued to four stockholders of the Company an aggregate of 330,325 shares of the Company’s Common Stock (the “Rights Shares”). The Rights Shares were issued pursuant to the rights offering previously disclosed in the June Current Report.

On July 16, 2018, the Company issued to Hankey Capital 3,539,654 shares of the Company’s Common Stock (the “Hankey Shares”). The Hankey Shares were issued pursuant to the Purchase Agreement. The Purchase Agreement was filed as an Exhibit to the June Current Report.

The proceeds from the sale of the Rights Shares and the Hankey Shares of $3,869,979 will be used for working capital, protein development, animal testing, regulatory and clinical expenses, as well as for other purposes not presently contemplated herein but which are related directly to growing the Company’s current business, research and development activities and the repayment of a secured promissory note issued to Hankey Capital in the principal amount of $600,000.

The Rights Shares and the Hankey Shares (collectively, the “Shares”) were issued in reliance of Section 4(a)(2) of the Securities Act of 1933, as amended. Such reliance was based upon the fact that (i) the issuance of the Shares did not involve a public offering, (ii) each counterparty represented that they are accredited investors and (iii) each counterparty made certain investment representations.

Item 5.01	Changes in Control of Registrant

As a result of the issuance of the Hankey Shares, Don Hankey, as the beneficial owner of the Hankey Shares, acquired control of the Company. Mr. Hankey is the Manager of Hankey Capital. Mr. Hankey is the beneficial owner of 14,058,673 shares of the Company consisting of 3,865,058 shares owned by Hankey Capital, 1,139,240 shares held by Hankey Capital as collateral for the repayment of convertible notes, 361,640 shares owned by the Don Hankey Trust (the “Trust”) of which Mr. Hankey is the Trustee, 274,240 shares held by H&H Funding LLC of which Mr. Hankey is the sole manager, 7,860,760 shares issuable upon conversion of convertible notes held by Hankey Capital and 557,735 shares issuable upon exercise of warrants issued to Hankey Capital. Hankey Capital is owned by Hankey Investment Company LP (“HIC”) of which the Trust owns a 66.09% interest. The general partner of HIC is Knight Services Inc. of which the Trust is the sole owner. The 14,058,673 shares represent 83.97% of the Company’s outstanding shares.

Item 5.02	Department of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 16, 2018, the Board of Directors of the Company appointed Don Hankey to the Company’s Board of Directors and elected Mr. Hankey as Chairman of the Board replacing Bruce Stroever. Mr. Stroever will continue as a director of the Company. Mr. Hankey is the Manager of Hankey Capital and is the beneficial owner of the Hankey Shares.

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Item 8.01	Other Events.

On July 16, 2018, the Company filed an amendment to its Certificate of Incorporation effecting a reverse split of the shares of its Common Stock in the ratio of 1:10.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

There is filed as part of this report the following exhibit.

Exhibit No.	Description
10.1	Amendment to Securities Purchase Agreement dated as of July 16, 2018 between the Company and Hankey Capital.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2018	Bone Biologics Corporation

	By:	/s/ STEPHEN R. LaNEVE
	Name:	Stephen R. LaNeve
	Title:	Chief Executive Officer

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